UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2013 (June 24, 2013)

VANGUARD HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code (615) 665-6000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2013, Vanguard Health Services, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Tenet Healthcare Corporation (“Parent”), a Nevada corporation, and Orange Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, upon consummation of the Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) will be converted into the right to receive $21.00 in cash, without interest, other than any shares of Common Stock owned by Parent or the Company or any of their wholly owned subsidiaries (which will automatically be canceled with no consideration paid therefor) and those shares of Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn.

At the effective time of the Merger, each stock option of the Company, whether vested or unvested, that is outstanding immediately prior to the effective time will be canceled in exchange for a cash payment equal to the excess of the per share merger consideration over the exercise price per share under such option multiplied by the number of shares of Common Stock subject to such option. Each restricted stock unit of the Company (other than the restricted stock units described in the following sentence), whether vested or unvested, that is outstanding immediately prior to the effective time will be canceled in exchange for the per share merger consideration multiplied by the number of shares of Common Stock subject to such restricted stock unit. Each restricted stock unit of the Company that vests in whole or in part based on achievement of one or more performance metrics (but excluding restricted stock units that may be subject to acceleration of vesting upon occurrence of a Liquidity Event (as described in the applicable award agreement)), whether vested or unvested, that is outstanding immediately prior to the effective time will be canceled in exchange for the per share merger consideration multiplied by the following number of shares of Common Stock for each award of such restricted stock units: (i) if the applicable performance period has not been completed as of the effective time, the target number of shares of Common Stock subject to the award of such restricted stock units; and (ii) if the applicable performance period has been completed as of the effective time, the number of shares of Common Stock previously determined to be earned for such performance period under the award of such restricted stock units.

In connection with the execution of the Merger Agreement, Parent entered into a voting agreement (the “Voting Agreement”) with certain funds affiliated with each of The Blackstone Group and Morgan Stanley Capital Partners, as well as Charles N. Martin, the Company’s Chairman, President and Chief Executive Office, Keith B. Pitts, the Company’s Vice Chairman, Phillip W. Roe, the Company’s Chief Financial Officer, and James H. Spalding, the Company’s General Counsel (collectively, the “Majority Stockholders”). Under the Voting Agreement the Majority Stockholders agreed to execute and deliver a written consent (a form of which is attached to the Merger Agreement as Exhibit D (the “Written Consent”)), adopting the Merger Agreement and, during the term of the Voting Agreement, but subject to certain limitations set forth therein, to vote certain of their shares of Common Stock against any action or agreement that the Majority Stockholders know or reasonably suspect is in opposition to the Merger. The Majority Stockholders are also subject to certain non-solicitation restrictions set forth in the Voting Agreement. The Voting Agreement terminates on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the closing of the Merger, (iii) the delivery of notice by Parent of the termination of the Voting Agreement and (iv) the delivery of notice by the Majority Stockholders to Parent of the termination of the Voting Agreement, to the extent permitted under applicable law, if the Merger Agreement is amended or waived without the prior consent of the Majority Stockholders if such amendment or waiver is adverse to the Majority Stockholders, including by reducing the amount, changing the form, or imposing any material restrictions or additional conditions on the receipt of the merger consideration. As a result of the execution and delivery of the Written Consent on June 24, 2013 following execution and delivery of the Merger Agreement, the required approval of the stockholders of the Company of the Merger has been obtained.

Under the Merger Agreement, consummation of the Merger is subject to satisfaction or waiver of certain customary closing conditions, including, among others: (i) the information statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Merger shall have been cleared by the SEC and shall have been mailed to stockholders of the Company (in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at least twenty (20) days prior to the closing; (ii) the absence of any order, preliminary or permanent injunction or other judgment, order or decree issued by a court or other legal restraint or prohibition that prohibits or makes illegal the consummation of the Merger; (iii) subject to certain materiality exceptions, the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants; (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) the receipt of certain other consents, waivers and approvals of governmental entities required to be obtained in connection with the Merger Agreement.

Subject to certain exceptions, the Merger Agreement prohibits the Company and its subsidiaries and its and their directors, officers, employees and other representatives from, among other things, directly or indirectly soliciting, initiating, endorsing, encouraging or facilitating any inquiry, proposal or offer that is reasonably likely to lead to an unsolicited takeover proposal from a third party (a “Acquisition Proposal”). Notwithstanding the foregoing, the Merger Agreement provides that the Company may, prior to 11:59 PM New York City time on the date that is 30 calendar days after the date of the Merger Agreement (the “Written Consent End Date”), subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an Acquisition Proposal, in each case, if the Company’s Board of Directors (the “Board”) determines in good faith that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined in the Merger Agreement) and that the failure to do so would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company. The Merger Agreement also contains a “fiduciary-out” provision that provides that, in the event that the Board determines in good faith that such Acquisition Proposal constitutes a Superior

Proposal and the Company complies with certain notice and other conditions set forth in the Merger Agreement (including providing Parent with a three day period to match or improve upon such Superior Proposal), the Company may, prior to 11:59 p.m. New York City time on the Written Consent End Date, terminate the Merger Agreement to accept such Superior Proposal. In such event, the Company must pay Parent a termination fee in the amount of $61,000,000 (the “Termination Fee”) substantially contemporaneously with such termination.

The Merger Agreement contains certain provisions giving each of Parent and the Company rights to terminate the Merger Agreement under certain circumstances. Upon termination of the Merger Agreement, under specified circumstances (including those described above), the Company will be required to pay Parent the Termination Fee.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. Among other things, the Company has agreed to conduct its business in the ordinary course of business consistent with past practice in all material respects until the Merger is consummated.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, copies of each of which are attached hereto as Exhibits 2.1 and 99.1, and the terms of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 24, 2013, the Majority Stockholders, holders of 42,602,645 shares of Common Stock collectively, constituting approximately 54.7% of the voting power of the issued and outstanding shares of Common Stock at such time, executed the Written Consent adopting the Merger Agreement and approving the Merger. The Written Consent will terminate if the Company terminates the Merger Agreement in accordance with its terms, including in connection with a Superior Proposal (as described in Item 1.01 above). No further approval of the stockholders of the Company is required to adopt the Merger Agreement or approve the Merger. The Company will file with the SEC as promptly as reasonably practicable, and mail to its stockholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 8.01	Other Events.

On June 24, 2013, the Company and Parent jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Forward Looking Statements

This 8-K contains certain “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect the Company’s business. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to satisfy conditions to completion of the merger, including receipt of regulatory approvals; changes in the business or operating prospects of the Company; changes in health care and other laws and regulations; economic conditions; adverse litigation or regulatory developments; competition; success in implementing business development plans and integrating newly acquired assets; the ability to hire and retain health care professionals; and the ability to meet capital needs, including the ability to manage indebtedness. The Company provides additional information about these and other factors in the reports filed with the Securities and Exchange Commission, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the year ended June 30, 2012.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and Parent. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. The Company and Parent may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to 20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee, 37215, Attention: Investor Relations, (615) 665-6000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 24, 2013, by and among Vanguard Health Systems, Inc., Tenet Healthcare Corporation and Orange Merger Sub, Inc.

99.1	Voting Agreement, dated as of June 24, 2013, by and among Tenet Healthcare Corporation and the Majority Stockholders

99.2	Press Release, dated June 24, 2013, jointly issued by Vanguard Health Systems, Inc. and Tenet Healthcare Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013	VANGUARD HEALTH SYSTEMS, INC.

	By:	/s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 24, 2013, by and among Vanguard Health Systems, Inc., Tenet Healthcare Corporation and Orange Merger Sub, Inc.

99.1	Voting Agreement, dated as of June 24, 2013, by and among Tenet Healthcare Corporation and the Majority Stockholders

99.2	Press Release, dated June 24, 2013, jointly issued by Vanguard Health Systems, Inc. and Tenet Healthcare Corporation

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